Exhibit 99.1

LAYNE CHRISTENSEN REPORTS

FISCAL 2018 FOURTH QUARTER AND FULL YEAR RESULTS

THE WOODLANDS, TEXAS, April 10, 2018 – Layne Christensen Company (NASDAQ: LAYN) (“Layne” or the “Company”) today announced financial and operating results for the fiscal 2018 fourth quarter (Q4 FY 2018) ended January 31, 2018 and the fiscal year ended January 31, 2018 (FY 2018).

Q4 FY 2018 Financial Highlights

•

Reported net income from continuing operations for Q4 FY 2018 was $2.7 million, or $0.14 per share, compared to net loss of ($29.2) million, or ($1.47) per share, for the fiscal 2017 fourth quarter (Q4 FY 2017) ended January 31, 2017. Net income was improved during the quarter by $10.4 million in tax benefits primarily related to reversal of accrued foreign taxes recorded in prior years.

•	Total Adjusted EBITDA (a non-GAAP financial measure as defined below) increased to $5.5 million in Q4 FY 2018 compared to ($4.2) million in Q4 FY 2017.
•

Unallocated corporate expenses reflected in Adjusted EBITDA decreased to $5.2 million in Q4 FY 2018 compared to $5.6 million in Q4 FY 2017. The decrease primarily reflects reductions in legal, professional and consulting fees.

•

As of January 31, 2018, cash and cash equivalents were $32.0 million, and total debt was $166.1 million.  Total liquidity, which includes availability under Layne’s credit facility and total cash and cash equivalents, was $107.5 million at January 31, 2018, compared to $101.6 million at October 31, 2017.

•	Total backlog was $178.6 million at January 31, 2018 compared to $172.1 million at October 31, 2017 and $166.6 million at January 31, 2017.
•

On February 13, 2018, we entered into a definitive agreement whereby Granite Construction Incorporated will acquire all of the outstanding shares of Layne with each Layne stockholder receiving 0.27 shares of Granite stock for each share of Layne stock. The transaction, which is expected to close in the second calendar quarter of 2018, is subject to the approval of Layne’s stockholders and other customary closing conditions.

FY 2018 Financial Highlights

•

Reported net loss from continuing operations for FY 2018 was ($4.9) million, or ($0.24) per share, compared to ($47.0) million, or ($2.38) per share for the fiscal year ended January 31, 2017 (FY 2017).

•	Total Adjusted EBITDA increased to $35.0 million in FY 2018 compared to $14.4 million in FY 2017.

•

Unallocated corporate expenses reflected in Adjusted EBITDA decreased to $20.3 million in FY 2018 compared to $23.8 million in FY 2017. The improvement was primarily due to reductions in legal, professional and consulting fees, partially offset by an increase in incentive compensation expense due to our improved performance.

CEO Commentary

Michael J. Caliel, President and Chief Executive Officer of Layne, commented, “The fourth quarter was a busy and productive time for Layne. In the coming quarter, we will continue to execute on our business plan and take definitive steps towards a timely closing of the Granite merger transaction.  By merging with Granite, Layne’s stockholders will meaningfully share in the upside opportunities of a combined company with substantially greater financial resources to invest in growth initiatives and a more diversified, expanded national platform of businesses that is expected to be positioned as a leader across both the transportation and water infrastructure markets.”

LAYNE CHRISTENSEN COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED FINANCIAL DATA

	Three Months		Fiscal Year
	Ended January 31,		Ended January 31,
(in thousands, except per share data)	2018	2017	2018	2017
Revenues	$110,427	$99,928	$475,517	$464,783
Cost of revenues (exclusive of depreciation and amortization shown below)	(89,469)	(87,441)	(374,761)	(382,101)
Selling, general and administrative expenses (exclusive of depreciation and amortization shown below)	(18,445)	(19,348)	(74,428)	(76,586)
Depreciation and amortization	(7,023)	(6,300)	(26,701)	(25,302)
Gains on sale of fixed assets	1,828	1,058	3,741	3,886
Equity in earnings of affiliates	338	739	3,431	2,655
Restructuring costs	(2,695)	(14,148)	(4,903)	(16,924)
Interest expense	(4,375)	(4,222)	(17,120)	(16,883)
Other (expense) income, net	(11)	178	(15)	843
Loss from continuing operations before income taxes	(9,425)	(29,556)	(15,239)	(45,629)
Income tax benefit (expense)	12,118	404	10,375	(1,420)
Net income (loss) from continuing operations	2,693	(29,152)	(4,864)	(47,049)
Loss from discontinued operations	(118)	(3,928)	(22,447)	(5,187)
Net income (loss)	$2,575	$(33,080)	$(27,311)	$(52,236)
Earnings (loss) per share information:
Basic earnings (loss) per share from continuing operations	$0.14	$(1.47)	$(0.24)	$(2.38)
Basic loss per share from discontinued operations	(0.01)	(0.20)	(1.13)	(0.26)
Basic earnings (loss) per share	$0.13	$(1.67)	$(1.37)	$(2.64)
Diluted earnings (loss) per share from continuing operations	$0.13	$(1.47)	$(0.24)	$(2.38)
Diluted loss per share from discontinued operations	(0.01)	(0.20)	(1.13)	(0.26)
Diluted earnings (loss) per share	$0.12	$(1.67)	$(1.37)	$(2.64)
Weighted average shares outstanding - basic	19,894	19,791	19,858	19,786
Weighted average shares outstanding - dilutive	21,494	19,791	19,858	19,786

	As of
	January 31,	January 31,
(in thousands)	2018	2017

Balance Sheet Data
Cash and cash equivalents	$32,041	$69,000
Working capital (1)	(4,709)	105,545
Adjusted Working Capital (excluding cash and cash equivalents)	(36,750)	36,545
Total assets	370,189	436,151
Current maturities of long-term debt (1)	67,293	9
Total debt	166,062	162,355
Total Layne Christensen Company equity	57,505	82,220
Common shares issued and outstanding	19,917	19,805

(1) As of January 31, 2018, amounts include Layne's 4.25% Convertible Notes with a maturity date of November 15, 2018.

Summary of Operating Segment Data

The following are revenues and Adjusted EBITDA for Layne’s operating segments. A discussion of the results for Q4 FY 2018 for each segment compared to the prior year period, as well as a comparison of FY 2018 to FY 2017, follows the table.

	Three Months		Fiscal Year
	Ended January 31,		Ended January 31,
(in thousands)	2018	2017	2018	2017
Revenues
Water Resources	$39,531	$36,217	$172,406	$204,577
Inliner	49,880	45,818	205,873	196,845
Mineral Services	21,016	18,016	97,238	63,777
Intersegment Eliminations	—	(123)	—	(416)
Total revenues	$110,427	$99,928	$475,517	$464,783

Total Adjusted EBITDA
Water Resources	$1,342	$(7,474)	$5,284	$(2,410)
Inliner	7,378	7,057	32,688	32,036
Mineral Services	1,946	1,820	17,358	8,635
Unallocated corporate expenses	(5,215)	(5,580)	(20,319)	(23,830)
Total Adjusted EBITDA	$5,451	$(4,177)	$35,011	$14,431

Water Resources

Revenues for Water Resources increased 9.2% during Q4 FY 2018 compared to the prior year period due primarily to an increase in injection well drilling and water treatment business and incremental benefit from our new Water Midstream business. The increase in revenues was partially offset by decreased revenues in agricultural drilling projects in the western and mid-western U.S. stemming from increased precipitation in the region. Adjusted EBITDA for Q4 FY 2018 improved with reduced job losses from injection well and other drilling projects.

For FY 2018, revenues decreased 15.7% primarily due to a decrease in agricultural drilling projects related to increased precipitation in the western and mid-western U.S. over the past two years. The increase in Adjusted EBITDA during FY 2018 primarily reflects better performance on projects and fewer project execution issues.

Backlog was $47.9 million at January 31, 2018 compared to $63.4 million at October 31, 2017 and $49.2 million at January 31, 2017.

Inliner

Revenues for Inliner increased 8.9% during Q4 FY 2018 compared to the prior year period due to increased business, utilizing more subcontracted work and an increase in large diameter pipe jobs. The Q4 FY 2018 increase in Adjusted EBITDA was primarily attributable to the revenue increase, partially offset by margin pressure from certain jobs while the prior year period included favorable margins on a number of jobs.

Revenues for Inliner increased by 4.6% during FY 2018 due to an increase in business primarily in the Midwest and an increase in large diameter pipe jobs. The increase in Adjusted EBITDA during FY 2018 was driven primarily by the revenue increase compared to the prior year.

Backlog was $130.7 million at January 31, 2018 compared to $108.7 million at October 31, 2017 and $117.4 million at January 31, 2017.

Mineral Services

Revenues for Mineral Services increased by 16.7% for Q4 FY 2018 compared to the prior year period due to increased drilling activity related to the minerals market recovery, primarily in the western U.S. and Mexico. Adjusted EBITDA for Q4 FY 2018 was essentially flat with the prior year period.

Revenues for Mineral Services increased by 52.5% during FY 2018 due to increased market activity, primarily in the western U.S. and Mexico. Adjusted EBITDA more than doubled during FY 2018 primarily due to increased activity and profitability in the western U.S. and Mexico compared to the prior year.

Unallocated Corporate Expenses

Unallocated corporate expenses reflected in Adjusted EBITDA decreased by 6.5% for Q4 FY 2018 compared to the prior year period primarily due to reductions in legal, professional and consulting fees.

Unallocated corporate expenses for FY 2018 decreased by 14.7% primarily due to reductions in legal, professional and consulting fees, partially offset by an increase in incentive compensation expense due to our improved performance.

Use of Non-GAAP Financial Information

Layne’s measure of Total Adjusted EBITDA, which may not be comparable to other companies’ measure of Total Adjusted EBITDA, represents net income (loss) excluding discontinued operations, taxes, interest, depreciation and amortization, gain or loss on sale of fixed assets, non-cash equity-based compensation, equity in earnings or losses from affiliates, certain non-recurring items such as restructuring costs, and certain other gains or losses, plus dividends received from affiliates. Total Adjusted EBITDA is included as a complement to results provided in accordance with generally accepted accounting principles (GAAP) because management believes this non-GAAP financial measure helps in understanding and evaluating Layne’s operating performance and trends and may be useful to investors. Layne management evaluates segment performance based on the segment’s revenues and Adjusted EBITDA, among other factors.  In addition, we use Total Adjusted EBITDA as a factor in incentive compensation decisions and our credit facility agreement uses measures similar to Total Adjusted EBITDA to measure compliance with certain covenants.

The following table reconciles net income (loss) to Total Adjusted EBITDA -

	Three Months		Fiscal Year
	Ended January 31,		Ended January 31,
(in thousands)	2018	2017	2018	2017
Net income (loss)	$2,575	$(33,080)	$(27,311)	$(52,236)
Items not included in Total Adjusted EBITDA
Net loss from discontinued operations	118	3,928	22,447	5,187
Income tax (benefit) expense	(12,118)	(404)	(10,375)	1,420
Interest expense	4,375	4,222	17,120	16,883
Depreciation and amortization	7,023	6,300	26,701	25,302
Gain on sale of fixed assets	(1,828)	(1,058)	(3,741)	(3,886)
Non-cash equity-based compensation	836	757	3,379	3,394
Equity in earnings of affiliates	(338)	(739)	(3,431)	(2,655)
Restructuring costs	2,695	14,148	4,903	16,924
Other expense (income), net	11	(178)	15	(843)
Dividends received from affiliates	2,102	1,927	5,304	4,941
Total Adjusted EBITDA	$5,451	$(4,177)	$35,011	$14,431

Conference Call

Layne Christensen will conduct a conference call at 9:00 AM ET / 8:00 AM CT on Wednesday, April 11, 2018, to discuss these results and related matters. Interested parties may participate in the call by dialing 1-877-407-0672 (Domestic) or 1-412-902-0003 (International). The conference call will also be broadcast live via the Investor Relations section of Layne's website at www.layne.com. To listen to the live call, please go to the website at least 10 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website for approximately 90 days. A telephonic replay of the conference call will be available through April 18, 2018 and may be accessed by calling 1-877-660-6853 (Domestic) or 1-201-612-7415 (International) and using passcode 13677975#.

About Layne

Layne is a global water management, infrastructure services and drilling company, providing responsible solutions to the world of essential natural resources—water, minerals and energy. We offer innovative, sustainable products and services with an enduring commitment to safety, excellence and integrity.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements may include, but are not limited to: statements of plans and objectives; statements of future economic performance and statements of assumptions underlying such statements; the consummation of the proposed merger; the expected benefits of the integration of the two companies; the filing of a definitive proxy statement with the SEC and the timing and content thereof; and statements of management’s intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “should,” “intended,” “continue,” “believe,” “may,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” “estimate” and similar words or phrases. These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Layne and Granite regarding future events and are subject to significant risks and uncertainty.  Statements regarding our expected performance in the future are forward-looking statements.

It is uncertain whether any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do, what impact they will have on the results of operations and financial condition of the combined company or the price of Layne’s or Granite’s common stock prior to the proposed merger, or Granite’s common stock following the proposed merger.  These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those indicated in such forward-looking statements, including but not limited to: the timely and effective execution of Layne’s strategy for Water Resources; failure to obtain applicable regulatory or shareholder approvals in a timely manner or otherwise; failure to satisfy other closing conditions to the proposed merger; risks that Layne will not be integrated successfully or that Granite will not realize estimated cost savings, synergies and growth or that such benefits may take longer to realize than expected; failure to realize anticipated benefits from Layne’s operations; risks relating to unanticipated costs of integration; reductions in customer spending, or a slowdown in customer payments; unanticipated changes relating to competitive factors in the industry in which Layne and Granite participate; ability to hire and retain key personnel; ability to successfully integrate Layne’s businesses; the potential impact of announcement or consummation of the proposed merger on relationships with third parties, including customers, employees and competitors; ability to attract new customers and retain existing customers in the manner anticipated; reliance on and integration of information technology systems; changes in legislation or governmental regulations affecting the companies; international, national or local economic, social or political conditions that could adversely affect the companies or their customers; conditions in the credit markets; risks associated with assumptions the parties make in connection with the parties’ critical accounting estimates and legal proceedings; the continuing recovery in the mining industry; prevailing prices for various commodities; the timing and extent of future oil and gas drilling and production in the Delaware Basin; longer term weather patterns; the availability of credit; the availability of equity or debt capital needed for the business and foreign currency fluctuations that may affect Layne’s and Granite’s results of operations. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the reports filed with the SEC and in each company’s other filings made with the SEC available at the SEC’s website at www.sec.gov.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this filing.  Neither Layne nor Granite undertakes any obligation to update any such forward-looking statements to reflect any new information, subsequent events or circumstances, or otherwise, except as may be required by law.

Additional Information and Where to Find It

Granite has filed with the SEC a Registration Statement on Form S-4, which includes a prospectus with respect to Granite’s shares of common stock to be issued in the proposed merger and a proxy statement of Layne in connection with the proposed merger between Granite and Layne (the “Proxy Statement/Prospectus”).  The Proxy Statement/Prospectus will be sent or given to the stockholders of Layne and will contain important information about the proposed merger and related matters.  LAYNE’S SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.  The Proxy Statement/Prospectus and other relevant materials (when they become available) and any other documents filed by the Company or Layne with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, security holders will be able to obtain copies of the Proxy Statement/Prospectus free of charge from Layne or Granite by contacting either (1) Investor Relations by mail at Layne Christensen Company, 1800 Hughes Landing Boulevard, Ste 800, The Woodlands, Texas 77380, Attn: Investor Relations Department, by telephone at 281-475-2600, or by going to Layne’s Investor Relations page on its corporate website at www.layne.com or (2) Investor Relations by mail at Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attn: Investor Relations Department, by telephone at 831-724-1011, or by going to the Company’s Investors page on its corporate website at www.graniteconstruction.com.

No Offer or Solicitation

The information in this document is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.  No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation

Layne and Granite and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Layne’s stockholders in connection with the proposed merger and may have direct or indirect interests in the proposed merger.  Information about Layne’s directors and executive officers is set forth in the Company’s Proxy Statement on Schedule 14A for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on April

28, 2017, and its Annual Report on Form 10-K for the fiscal year ended January 31, 2017, which was filed with the SEC on April 10, 2017.  These documents are available free of charge at the SEC’s website at www.sec.gov, and from Layne by contacting Investor Relations by mail at Layne Christensen Company, 1800 Hughes Landing Boulevard, Ste 800, The Woodlands, Texas 77380, Attn: Investor Relations Department, by telephone at 281-475-2600, or by going to Layne’s Investor Relations page on its corporate website at www.layne.com.  Information about Granite’s directors and executive officers is set forth in Granite’s Proxy Statement on Schedule 14A for its 2017 Annual Meeting of Stockholders, which was filed with the SEC on April 25, 2017, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on February 16, 2018.  These documents are available free of charge at the SEC’s website at www.sec.gov, and from Granite by contacting Investor Relations by mail at Granite Construction Incorporated, 585 West Beach Street, Watsonville, California 95076, Attn: Investor Relations Department, by telephone at 831-724-1011, or by going to Granite’s Investors page on its corporate website at www.graniteconstruction.com.  Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the Proxy Statement/Prospectus that Granite will file with the SEC.

Contacts

J. Michael Anderson

Chief Financial Officer

281-475-2694

michael.anderson@layne.com

Jack Lascar, Dennard Lascar Investor Relations

713-529-6600

jlascar@dennardlascar.com